Exhibit 1









                                       THE

                         STEINBERG 2004 TRUST AGREEMENT



















NY1 1250374
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                                TABLE OF CONTENTS

                                                                       PAGE

I.         THE TRUST FUND ...............................................1

II.        THE STEINBERG 2004 TRUST......................................2

III.       SPECIAL DISTRIBUTION RULES....................................3

IV.        TRUSTEES' INVESTMENT AND ADMINISTRATIVE POWERS................5

V.         RESTRICTIONS ON POWERS.......................................18

VI.        IRREVOCABILITY; MODIFICATION.................................20

VII.       TRUSTEE DESIGNATIONS, RESIGNATIONS, AND REMOVALS.............23

VIII.      ACTION BY TRUSTEES...........................................26

IX.        LIABILITY AND INDEMNITY OF TRUSTEES..........................27

X.         DEFINITIONS AND RULES OF CONSTRUCTION........................28




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           WHEREAS, In and by the provisions of the trust agreement dated July
19, 1979 made by and among JOSEPH S. STEINBERG ("JOSEPH"), as grantor, and MORTON M. STEINBERG and JEFFREY C. KEIL, as trustees, a trust was created under the laws of the State of New York (the "1979 Trust") under the terms of which the net income and principal of which may be distributed to or for the benefit of the members of a class comprised of the Grantor's children living from time to time; and

           WHEREAS, under the provisions of Section 10-6.6(b)(1) of the Estates Powers and Trusts Law of the State of New York, the trustees of a trust created under the laws of the State of New York who have the absolute discretion to invade the principal of the trust for the benefit of one or more proper objects of the exercise of the power may exercise such discretion in favor of another trust for the same beneficiaries; and

           WHEREAS, the undersigned MORTON M. STEINBERG, DIANE H. STEINBERG and JEFFREY C. KEIL are presently serving as trustees of the 1979 Trust;

           NOW, THEREFORE, the undersigned MORTON M. STEINBERG, DIANE H. STEINBERG and JEFFREY C. KEIL, as trustees of the 1979 Trust, hereby exercise the power of appointment conferred upon them in and by Section 10-6.6(b)(1) of the Estates Powers and Trusts Law of the State of New York and appoint the principal of the 1979 Trust to and in favor of the undersigned JOSEPH S. STEINBERG, DIANE H. STEINBERG and JEFFREY C. KEIL, as trustees, who hereby acknowledge receipt of such property and agree to hold such property and all other assets that are a part of the Trust Fund in trust for the benefit of the Beneficiaries, and to manage and dispose of it in accordance with the provisions of this instrument, as follows:

                               I. THE TRUST FUND

           (A) IDENTIFICATIONS. This Trust Agreement may be identified as the "STEINBERG 2004 TRUST AGREEMENT" and is referred to throughout this document as


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the "Trust Agreement." The Trust under Article II may be identified as the
"STEINBERG 2004 TRUST."

           (B) DEFINED TERMS. The definitions of capitalized and otherwise defined terms used in this Trust Agreement are set forth in Article X or where they first appear.

                          II. THE STEINBERG 2004 TRUST

           Following are the dispositive provisions of the "STEINBERG 2004
TRUST."

           (A) DISCRETIONARY DISTRIBUTIONS. The Trustees shall pay or apply as much or all (or none) of the Trust Fund as the Independent Trustees, in their sole discretion, shall determine, to or for the benefit of such one or more of the Beneficiaries and in such amounts or proportions as the Independent Trustees, in their sole discretion, shall determine. Payments or applications pursuant to this section may be made at any time or from time to time, for any reason or purpose whatsoever. In exercising the discretion granted in this section, the Independent Trustees need not, but may, consider such of the financial resources apart from the Trust as they deem appropriate of the Beneficiaries, or any one or more of them. At the end of each year, the Trustees shall add to principal any net income not so paid or applied. The entire Trust Fund may be distributed at any time to or for the benefit of any one or more of the Beneficiaries pursuant to this section, even though such distribution terminates the Trust, and without regard to the interest of any remainderman of the Trust.

           (B) TRUST TERMINATION. (1) Unless sooner terminated by the distribution of the entire Trust Fund, the Trust shall terminate upon the death of the last survivor of the Beneficiaries. Upon such termination, the Trustees shall pay the Trust Fund to JOSEPH's issue who survive the last survivor of the


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Beneficiaries, or, if no issue of JOSEPH survive the last survivor of the
Beneficiaries, to MORTON's issue who survive the last survivor of the Beneficiaries.

                        III. SPECIAL DISTRIBUTION RULES

           (A) PER STIRPITAL DISTRIBUTIONS. Except when otherwise provided, mandatory distributions or payments of property to the issue of a particular individual shall be distributed or paid on a per stirpes basis. A per stirpital distribution or payment shall require an initial division into the number of shares required to provide one share for each then living child of such individual, if any, and one share for each then deceased child of such individual who has issue then living. Each then living child shall be allotted one share and the share of each deceased child shall be divided in the same manner among such deceased child's then living issue.


           (B) BENEFICIARIES UNDER A LEGAL DISABILITY OR UNDER 21. (1) Distribution of any money or other property from any Trust to an individual who is under a legal disability may, in the sole discretion of the Trustees, be made directly to that individual, or to any Person (including a Trustee) who is that individual's parent or that individual's guardian, conservator or similar fiduciary in whatever jurisdiction appointed and however denominated.


           (2) In addition, distribution of any money or other property from any Trust to an individual who is younger than twenty-one (21) years of age (whether or not he or she is an "infant" or "minor" under local law and whether or not he or she is under any other legal disability), may be made to a Person selected by the Trustees (including a Trustee) as custodian for such individual's benefit under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act of any jurisdiction.


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           (3) Any receipt or release furnished by a Person who receives a distribution pursuant to this section on behalf of a beneficiary shall fully release and discharge the Trustees with respect to such distribution, even though the Person furnishing such receipt or release is a Trustee.


           (C) ADOPTED, OUT-OF-WEDLOCK AND POSTHUMOUSLY CONCEIVED CHILDREN. (1) An individual legally adopted on or before his or her eighteenth (18th) birthday shall be deemed to be a descendant of his or her adoptive parent or parents, and shall be deemed not to be a descendant of a parent of his or hers who consented to such adoption unless the adoption did not terminate such parent's rights as a parent, or unless such parent also adopted such individual.

           (2) The adoption of an individual after his or her eighteenth (18th) birthday by an adoptive parent shall be ignored for purposes of determining his or her status as a descendant of any individual.

           (3) An individual who is deemed to be a descendant of his or her adoptive parent by reason of adoption shall be deemed to be a descendant of all ancestors of such parent. An individual who is deemed not to be a descendant of a parent of his or hers who consented to his or her adoption by another shall be deemed not to be a descendant of any ancestor of such consenting parent unless such individual is a descendant of such ancestor without regard to his or her relationship to such consenting parent.

           (D) SURVIVORSHIP. Any beneficiary whose entitlement to property (whether income or principal and whether outright or in trust) under this Trust Agreement depends upon his or her surviving the occurrence of some event who dies under such circumstances that it is difficult or impossible to determine whether or not he or she was alive upon the occurrence of such event shall be



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deemed for all purposes of this Trust Agreement to have died prior to the occurrence of such event.

           (E) ASSIGNMENT OF TRUST INTERESTS. No disposition, charge, or encumbrance of the income or principal of any Trust, or any part thereof, by way of anticipation, alienation, or otherwise shall be valid or in any way binding upon the Trustees. No beneficiary of any Trust may assign, transfer, encumber or otherwise dispose of the income or principal of such Trust, or any part thereof, until it shall be paid to such beneficiary by the Trustees. The preceding provisions of this section shall not apply in the case of an exercise of a power of appointment. No income or principal of any Trust, or any part thereof, shall be liable to any claim of any creditor.

           (F) JUDICIAL INTERVENTION. Under no circumstances shall ss. 7-1.6 of the EPTL or any similar provisions of law apply to any Trust.


               IV. TRUSTEES' INVESTMENT AND ADMINISTRATIVE POWERS

           (A) OVERRIDING LIMITATION ON POWERS. The provisions of this Article are expressly subordinate to the overriding provisions of Article V.

           (B) GENERAL POWERS. The Trustees shall have all powers and discretion conferred generally upon fiduciaries by EPTL ss. 11-1.1 and by other provisions of law. Without limiting the foregoing, the Trustees shall also have the following powers and discretion as to all property of whatever kind at any time held by them, including income held by them, until final distribution, which they may exercise as they deem advisable:

                      (1) To sell, purchase, exchange, invest and reinvest in bonds, preferred or common stocks, mortgages, mutual funds or money market funds, interests in any kind of investment trust, partnership or limited liability company, or other evidences of rights, interests or obligations, secured or unsecured, foreign or domestic, or any other property, real or personal and whether or not in the nature of



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           a wasting asset, without any duty to diversify investments, and fully free of any and all restrictions imposed by law upon the investment of funds held by a fiduciary; and to retain the same for any period of time without liability therefor;

                      (2) To employ such one or more agents, accountants, custodians, experts and counsel, legal or investment (including any firm with which any of the Trustees may be affiliated), as the Trustees shall determine, to delegate discretionary powers to them, to rely upon information or advice furnished by them, and to compensate them out of the Trust Fund of the Trust or Trusts on behalf of which the engagement was made (and not out of the Trustees' commissions);

                      (3) To improve, lease for any term (whether or not such term is beyond the term of the administration of the Trust which is the lessor or the term fixed by any law) to any Person, partition or otherwise deal with or dispose of any real or personal property or any interest therein; to demolish or to make alterations in and extraordinary improvements to any building now or hereafter located on any such property; to construct new buildings; and to enter into contracts or grant options (for any period) as to any of the foregoing;

                      (4) To consent to the modification, renewal or extension of any note, whether or not secured, or any bond or mortgage, or any term or provision thereof, or any guarantee thereof, or to the release of such guarantee; to release obligors on bonds secured by mortgages or to refrain from instituting suits or actions against such obligors for deficiencies; to use property held under this Trust Agreement for the protection of any investment in real property or in any mortgage on real property;

                      (5) To abandon any property, real or personal, that they deem to be worthless or not of enough value to warrant keeping or protecting; to abstain from the repairs, maintenance and upkeep of such property, and from the payment of taxes, water rents, and assessments regarding such property; to permit such property to be lost by tax sale or other proceeding, or to convey it for nominal or no consideration;

                      (6) To exercise or dispose of any or all options, privileges or rights of any nature appurtenant or incident to the ownership of any property, including but not limited to rights to vote, assent, subscribe or convert; to become a party to, or deposit securities or other property under, or accept securities issued under, any voting trust agreement;

                      (7) To assent to or participate in any reorganization, readjustment, recapitalization, liquidation, partial liquidation, consolidation, merger, dissolution, sale or purchase of assets, lease, mortgage, contract or other action or proceeding by any corporation and, in that connection, to subscribe to new securities, to exchange any property for any other property, and to pay any assessments or other expenses; to delegate discretionary powers to any reorganization, protective or similar committee;


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                      (8) To borrow money from any party, including any of the
           Trustees, for any purpose whatsoever, and to give or not to give security for the loan;

                      (9) To consent, or to decline to consent, to the election (including any that is now in effect) by any corporation to be taxed under subchapter S of the Code or any comparable provision under state law;

                      (10) To make any loans, either secured or unsecured, in such amounts, and upon such terms as to interest and repayment, and to such Persons (including, but not limited to, the Personal Representatives of any estate and the trustees of any trust), as they determine in their discretion, and, in the case of a loan to any estate or trust, irrespective of whether any beneficiary, Personal Representative or trustee of any such estate or trust is a beneficiary or Trustee under this Trust Agreement; provided that all loans, other than loans from a Trust to a beneficiary of that Trust to whom current distributions of income may be made, shall be made at a reasonable rate of interest, and provided further that only the Independent Trustees may participate in any decision to lend property at less than a reasonable rate of interest;

                      (11) To purchase assets at their fair market value from any estate or trust, upon such terms and conditions as they shall determine, and irrespective of whether any beneficiary, Personal Representative or trustee of such estate or trust is a beneficiary or Trustee hereunder;

                      (12) To hold property in the name of a nominee or unregistered or in such form as will pass by delivery;

                      (13) To remove all or part of the assets or change the situs of administration of any Trust from one jurisdiction to another jurisdiction, and to elect, by an instrument signed by the Trustees of such Trust and filed with the records of such Trust, that the law of such other jurisdiction shall thereafter govern the same to such extent as may be necessary and appropriate, at any time or from time to time (and any number of times) as they deem advisable;

                      (14) To satisfy any disposition (other than a specific disposition) or effect any distribution of income or principal with any property not otherwise specifically disposed of, including an undivided interest in property, in kind or in cash or partly in each to any one or more beneficiaries, whether or not the same kind of property is distributed to other beneficiaries having comparable interests;

                      (15) To credit receipts (including, but not limited to, gains from the sale or exchange of property) and to charge expenditures and other disbursements to or between income and principal in such amounts and proportions as the Trustees deem advisable, without regard to any prior allocation made at any time and notwithstanding any contrary provision of law;


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                      (16) To open and maintain bank accounts and brokerage
           accounts;

                      (17) To do any and all acts, to exercise any and all rights, to enter into any and all proceedings, contracts (including contracts containing guarantees, warranties, representations and indemnifications of any kind or nature), and other instruments (whether or not specified above and including but not limited to the preparation and filing of any and all registration statements and papers, documents and instruments of whatever kind and nature with the Securities and Exchange Commission and the payment of any and all expenses in that connection) necessary or proper in their opinion in the administration of any Trust as fully as if they were the absolute owners of such property;

                      (18) To mortgage or pledge any or all of the assets of any Trust (herein, the "Pledging Trust") as security for any loan to, or otherwise in connection with any transaction involving, (i) the Pledging Trust or any other trust the beneficiaries of which are the same as the beneficiaries of the Pledging Trust, (ii) a beneficiary, or (iii) any Entity in which the Pledging Trust, any trust described in clause (i), above, or a beneficiary has an interest; to guarantee the debt or any other obligation or liability of the Pledging Trust, any trust described in clause (i), above, a beneficiary or any Entity in which the Pledging Trust, any trust described in clause (i), above, or a beneficiary has an interest; to indemnify any lender or other party against any claim, loss, obligation, liability or expense of any nature in connection with any loan to, or other transaction a participant in which is (w) the Pledging Trust, (x) any trust described in clause (i), above, (y) a beneficiary or (z) any Entity in which the Pledging Trust, any trust described in clause (i), above, or a beneficiary has an interest; and to pledge any or all of the assets held in the Pledging Trust as security for any such indemnity, provided that only the Independent Trustees may participate in the exercise of this power and that, for purposes of this provision, a Person shall be deemed to be a "beneficiary" of a trust only if the trustee of such trust may make current distributions to him or her; and

                      (19) To engage on behalf of any Trust in any type of security, commodity or currency transaction (including, without limitation, short sales and purchases on margin); to buy and sell any type of option contract (including, without limitation, so-called puts, calls, and straddles), or any combination of any types of option contract, relating to securities, commodities or currencies; to purchase quantities of any commodity or currency for present or future delivery; to borrow all or any part of the purchase price; and in the case of any such commodity purchase, to make all arrangements that the Trustees of such Trust deem advisable for the storage, maintenance and preservation of the commodity so purchased, and to pay all storage expenses, carrying charges and other expenses incurred in connection therewith out of such Trust; and to sell quantities of any commodity or currency for present or future delivery.

           (C) RELIANCE ON STATEMENT OF FINANCIAL RESOURCES. If the Independent Trustees of a Trust consider the financial resources of a beneficiary in exercising their power to determine that distributions should be made from such



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Trust to or for the benefit of such individual, then they may, without further investigation, rely upon any written statement made by such individual, or on such individual's behalf, as to the nature and extent of such individual's financial resources.

           (D) EXONERATION OF THIRD PARTIES. (1) No Person dealing with the Trustees shall be bound to see to the application or disposition of cash or other property transferred to them or to inquire into the authority for or propriety of any action by the Trustees.

           (2) Every Person contracting or otherwise dealing with the Trustees of a Trust shall look only to the funds and property of such Trust for payment under such contract or payment of any money that may become due or payable under any obligation arising under this Trust Agreement, in whole or in part, and the Trustees shall not be individually liable therefor even though the Trustees did not exempt themselves from individual liability when entering into such contract or incurring such obligation.

           (E) CONSOLIDATION OF TRUST PROPERTY. The Trustees shall not be required to segregate physically the property of multiple Trusts, but may, in their discretion, maintain any part or all of the trust property of any two or more Trusts in one or more consolidated funds, in which event the division of each such consolidated fund into the various shares or parts comprising it need be made only on the Trustees' books of account.

           (F) COMBINATION AND DIVISION OF TRUSTS. (1) The Trustees may combine any two or more Trusts having identical terms and identical beneficiaries and administer the combined Trusts as a single Trust. Notwithstanding the preceding



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sentence, the Trustees shall not combine a Generation-Skipping Tax Exempt Trust with any Trust that is not a Generation-Skipping Tax Exempt Trust.

           (2) The Trustees may divide any Trust into two or more separate Trusts of equal or unequal size, each having terms identical to the terms of the original Trust.

           (3) If, pursuant to any authority granted in this Trust Agreement, the Trustees direct that (a) any Trust shall be divided into two or more separate Trusts or (b) any share of any Trust shall be held in more than one Trust, then the Trustees shall determine which property then allocated to or held in such Trust or share shall be allocated to each such separate Trust.

           (G) POWERS RELATING TO CLOSELY HELD BUSINESS AND INVESTMENT INTERESTS. (1) As to each and any Entity, public or private, in which the Trustees, as such, hold or acquire, directly or indirectly, an equity interest, if the fair market value of such interest of the Trustees when aggregated with the fair market value of the equity interests in such Entity of the trustees of all other trusts of which JOSEPH or any spouse or descendant of JOSEPH is the settlor, exceeds one percent (1%) of the fair market value of such Entity, such Entity being hereinafter referred to as "the Closely Held Entity," the Trustees are hereby authorized to retain the shares thereof or interest therein for as long as they deem to be in the best interests of any Trust, regardless of the fact that such shares or interest might produce no income, regardless of any duty to diversify investments, and notwithstanding any other fiduciary obligation which might require them to dispose of such shares or interest.

           (2) With respect to each and every Closely Held Entity, the Trustees of any Trust are authorized, to the extent permitted by law, to exercise their rights and powers as holders of the shares or other interests in such Closely Held Entity to effect its continued operation, or the sale or other disposition



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of its assets or business, or, in their sole discretion, to sell, exchange, offer for redemption, or otherwise dispose of the shares of or other interests in the Closely Held Entity owned by any Trust, or to effect the liquidation or dissolution of the Closely Held Entity, at such time or times and upon such terms and conditions as the Trustees, in their sole discretion, shall determine.

           (3) The Trustees may participate in the management of any Closely Held Entity to the extent that their interest therein permits. They are expressly authorized (without limiting the generality of the foregoing), in their sole discretion, to select, vote for and remove directors of the Closely Held Entity (if the Closely Held Entity is a corporation); to name or change officers, managing personnel and/or operating personnel; to reduce, expand, limit or otherwise change the Closely Held Entity's trade or business, or any property or investment that it holds; to require surety bonds of employees and/or officers and specify the amount of such bonds and the bonding company; to employ accountants or engineers to appraise or evaluate the Closely Held Entity's business or assets; to employ investment or legal counsel, including any firm with which a Trustee may be affiliated; to charge the costs of such services against the interest in the Closely Held Entity owned by any Trust, or to require the Closely Held Entity to pay such costs; to contribute additional working capital or to subscribe to additional stock as they may see fit; and to take all steps and perform all acts which they shall deem necessary or advisable in connection therewith.

           (4) Notwithstanding the provisions of the preceding subsection, the Trustees shall not be bound or required to take part in the management of any Closely Held Entity. They may delegate their managerial authority (including any authority to determine the payment or non-payment of dividends or other



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distributions) to others, whether by means of employment agreements or other arrangements, and they may enter into voting trusts and grant irrevocable proxies, as they deem advisable. In the event of such delegation, the Trustees shall not be liable for any act or omission by the directors or other Persons charged with such management, unless they know or have reason to know of any act of dishonesty, misappropriation or misapplication of moneys or other property on the part of such directors or other Persons. No Person having an interest hereunder shall be entitled in any way to compel, control or forbid the exercise in any particular manner of any voting or other right with regard to the Closely Held Entity which may at any time be vested in the Trustees.

           (5) Any one or more of the Trustees may act as officer, partner, director, manager or senior employee of the Closely Held Entity (each such capacity being hereinafter referred to as a "Management Position"), and the Trustees are specifically authorized to participate in the election or appointment of any Person or Persons, including themselves (whether individually and/or as Trustees), to any Management Position. Any Trustee who serves in a Management Position shall be entitled to receive compensation for such services notwithstanding that the Trustees may themselves (whether individually and/or as Trustees) be in a position to determine, or control the determination of, the amount of such compensation, and no such Person shall be required to furnish any bond in connection with any such service in a Management Position.

           (6) It is understood that conflicts of interest may arise by reason of a Trustee's serving as such while simultaneously serving in a Management Position, or by reason of a Trustee's owning or purchasing an interest in the Closely Held Entity in his, her or its own right, and it is intended that the



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Trustees shall, in all respects, be free to exercise the powers and discretion herein conferred as fully and unrestrictedly as if there were no conflicting interests. Consequently, the Trustees are hereby expressly exempted from the adverse operation of any rule of law which might otherwise apply to them in the performance of their fiduciary duties solely by reason of self-dealing or other conflict of interest ("conflict of interest rules").

           In particular, the Trustees are authorized to enter into any transaction with any Entity that any Trust could enter into with any unrelated third Person, without regard to any conflict of interest rule. The transactions described in the preceding sentence shall include, without limitation, (i) the purchase of property from, sale of property to or exchange of property with any Closely Held Entity and (ii) the borrowing of money or other property from or lending of money or other property to any Closely Held Entity. The Trustees may employ, on behalf of any Trust, agents, accountants, custodians, experts and legal or investment counsel who may also perform comparable services for the Closely Held Entity or for any one or more of the Trustees individually. In addition, any Trustee may purchase, sell, exchange or otherwise deal in or dispose of shares of or interests in the Closely Held Entity for his, her or its own account without regard to any conflict of interest rule, or any other rule that might otherwise require such Trustee to first offer the opportunity to enter into that transaction to any Trust of which he, she or it is a Trustee.

           (7) To the greatest extent permitted by law, no Trustee holding a Management Position in a Closely Held Entity shall be required to account for the acts and proceedings of such Closely Held Entity to any Person at any time interested in any Trust, regardless of whether the interest of such Trust in



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such Closely Held Entity, alone or in conjunction with other trusts of which such Trustee is a trustee, is a controlling interest.

           (8) For purposes of this section, (i) the Trustees will be deemed to hold an interest in an Entity if they hold, as such, a direct or an indirect interest in such Entity, and (ii) the Trustees will be deemed to hold an indirect interest in an Entity if they hold, as such, a direct interest in another Entity that owns a direct or indirect interest in such Entity. The extent of such indirect interest shall be measured by the multiplication of percentage interests through a chain of Entities. For example, if the Trustees hold a direct interest in an Entity ("Entity A") the fair market value of which constitutes fifty percent (50%) of the fair market value of Entity A and Entity A owns a direct interest in another Entity ("Entity B") the fair market value of which constitutes thirty percent (30%) of the fair market value of Entity B, such Trustees would be deemed to hold an indirect interest in Entity B the fair market value of which constitutes fifteen percent (15%) of the fair market value of Entity B.

           (H) POWERS RELATING TO SHARES OF STOCK. Notwithstanding any contrary provision of this Trust Agreement (other than the overriding provisions of Article V), if and for so long as JOSEPH is a Trustee, any decision of the Trustees (i) to exercise any rights and powers or take any and all actions as holders of the shares of stock of any corporation that is not then a Controlled Corporation" (as defined below), including, without limitation, all voting rights, or (ii) to sell, exchange, offer for redemption, or otherwise dispose of any such shares, shall be made by JOSEPH, in his sole discretion, as though he were the sole Trustee. For purposes of this section, the term "Controlled Corporation" means a corporation which, at the time of any exercise of a right or power described in clause (i) of the preceding sentence, would have been a



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controlled corporation in JOSEPH's estate under ss. 2036(b)(2) of the Code had he died immediately prior to such exercise.

           (I) SPECIAL INVESTMENTS AND RISK. The Trustees shall have broad latitude to make and retain investments in real and personal property that are not ordinarily considered suitable for fiduciaries under the usual fiduciary investment standards and that may be speculative and involve unusual risks, including, without limitation, interests in any kind of business venture or enterprise, real estate development, minerals, commodities, and natural resources. The Trustees, at any time or from time to time as they deem advisable, in their sole discretion, may initiate such investments on behalf of any Trust, even though there may be a risk of loss to such Trust by reason thereof.

           Any investment may (notwithstanding any law or rule of law making trustees' powers non-delegable or any other law) take the form of the securities of a corporation, a general or limited partnership interest, membership in a limited liability company, an interest in a joint venture, a future interest in property, shares of beneficial interest in a business trust, or any other form of investment, direct or indirect, even though there may be a limited market, or, in practice, no effective market, for the disposition of such investment. To this end, the Trustees of any Trust are authorized to enter into any such investments with the trustees of any other trust.

           (J) TERM AND REMAINDER INTERESTS. The Trustees may make investments in the form of term interests in property (the right to possess or to receive income from property for a designated number of years or for the life of a designated individual) or in the form of remainder interests in property (the right to receive property after the expiration of a preceding interest in such property).

           (K) ADVISORS; DELEGATION. The Trustees are specifically authorized to rely on the advice of investment counsel or other appropriate advisors (including any firm with which any Trustee may be affiliated). They may, pursuant to a contract or contracts with an investment counsel or other appropriate advisor, delegate all or a portion of their investment powers to such investment counsel or other appropriate advisor (notwithstanding any law or rule of law making trustees' powers non-delegable or any other law), and, if they do so, they shall not be liable for losses incurred by reason of such delegation or incurred in acting or refraining from acting in reliance on the advice of such investment counsel or other appropriate advisor except for their own failure to exercise care, skill and caution in (i) selecting and periodically reviewing such investment counsel or other appropriate advisor,
(ii) establishing the scope and terms of the delegation and (iii) controlling the overall cost by reason of the delegation.

           (L) RESIDENTIAL PROPERTY AND TANGIBLE PERSONAL PROPERTY. (1) The powers conferred by this section are in addition to, and not in limitation of, the powers set forth in the preceding provisions of this Article.

           (2) The Trustees of any Trust may retain or purchase any residential property, including residential property that is occupied or intended for occupancy by any one or more of the beneficiaries of such Trust, and may develop or make improvements in or repairs to any residential property owned by such Trust including residential property that is occupied or intended for occupancy by any one or more of the beneficiaries of such Trust. In addition, the Trustees of such Trust shall permit any one or more of the beneficiaries of such Trust to occupy any residential property owned by the Trust upon such terms and conditions (as to the payment of rent, repairs or otherwise) as the Independent Trustees of such Trust deem appropriate.

           (3) The Trustees of any Trust may retain or purchase any item of tangible personal property, including tangible personal property for the use of any one or more of the beneficiaries of such Trust, and shall permit any one or more of such beneficiaries to use any such item of tangible personal property upon such terms and conditions (including any relating to insurance and preservation) as the Independent Trustees of such Trust deem appropriate.

           (4) For purposes of this section, the "beneficiaries" of a Trust at any particular time shall include only those individuals to whom current distributions from such Trust may be made, and the term "residential property" shall include real property (together with buildings, fixtures, and improvements thereon), interests in condominium units (including common areas), and cooperative apartments (together with proprietary leases and shares of stock relating thereto).

           (M) JOSEPH'S POWER TO REACQUIRE TRUST ASSETS. JOSEPH at any time or from time to time may acquire or reacquire any portion of the Trust Fund of any Trust, other than a life insurance policy under which JOSEPH is an insured, or any dividend or other payment made under such policy, by substituting therefor other property of an equivalent value, valued on the date of substitution. Notwithstanding any other provision of this Trust Agreement, JOSEPH may exercise this power without the consent of the Trustees. Although this power is exercisable by JOSEPH in a non-fiduciary capacity without the consent of any of the Trustees, the Trustees, if they believe that the property JOSEPH seeks to substitute for trust property is not in fact property of equivalent value, shall seek a determination by a court of competent jurisdiction to assure that the equivalent value requirement of this section is satisfied. JOSEPH, at any time, may release this power. Any release under this section shall be irrevocable and shall be made by instrument in writing signed by JOSEPH and delivered to each Trustee.

           (N) JOSEPH'S POWER TO BORROW. JOSEPH at any time or from time to time may borrow any portion of the Trust Fund of any Trust, provided that under no circumstances may JOSEPH be authorized or permitted to withdraw from such Trust any life insurance policy under which JOSEPH is an insured, or any dividend or other payment made under such policy. If JOSEPH borrows the Trust Fund, or any portion thereof, the Independent Trustees shall determine the rate of interest to be charged, which rate shall not be less than a reasonable market rate of interest at the time the loan is made, and shall determine whether or not the loan should be secured. JOSEPH, at any time, may release this power to borrow. Any release under this section shall be irrevocable and shall be made by instrument in writing signed by JOSEPH and delivered to each Trustee then serving.

                           V. RESTRICTIONS ON POWERS

           Notwithstanding any contrary provision of this Trust Agreement:

           (A) SATISFACTION OF LEGAL OBLIGATIONS. As to any Trust, neither the principal nor the income of such Trust may be used to satisfy an enforceable legal obligation of any individual other than an individual to whom, or for whose benefit, current distributions of the Trust Fund of such Trust may be made.

           (B) DISTRIBUTIONS TO OR FOR THE BENEFIT OF TRUSTEES. (1) No Trustee shall participate in a decision to distribute property for his or her benefit or to himself or herself in any capacity whatsoever (other than distributions that are mandatory under this Trust Agreement), including, but not limited to, the capacity as a custodian for the benefit of his or her child under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act of any jurisdiction.

           (2) No Trustee shall participate in a decision to use the property of any Trust in such manner as to discharge any obligation of such Trustee, including, without limitation, any obligation of support.

           (C) MODIFICATIONS. No Trustee shall participate in a decision to modify the terms of any Trust in such manner as would increase or decrease his or her powers over or interests in such Trust, or as would or might increase his, her or its compensation or indemnification from such Trust.

           (D) CHANGE OF LAW. No Trustee shall participate in a decision to remove all or part of the assets or change the situs of administration of any Trust from one jurisdiction to another jurisdiction, or to elect that the law of another jurisdiction shall govern such Trust or its administration, if such removal, change of situs or election would have the effect of altering any beneficial interest under this Trust Agreement.

           (E) POWER TO REMOVE TRUSTEES. No Person shall exercise his or her power to remove a Trustee of any Trust because of such Trustee's exercise or failure to exercise a power which, if held by the Person exercising the removal power, would result in any portion of the Trust Fund of such Trust being included in such Person's gross estate for federal estate tax purposes.

                        VI. IRREVOCABILITY; MODIFICATION

           (A) IRREVOCABLE BY JOSEPH OR ISSUE. This Trust Agreement and the Trusts may not be altered, amended, revoked or terminated by JOSEPH or by any issue of JOSEPH, in whole or in part.

           (B) SCOPE OF INDEPENDENT TRUSTEES' MODIFICATION POWER. At any time or from time to time during a Modification Period, the Independent Trustees, by unanimous consent of all of the Independent Trustees, may modify the terms of this Trust Agreement and any of the Trusts, provided, however, that no modification shall violate any of the following prohibitions:

           (a) No portion of the Trust Fund of any Trust may be paid to or applied for the benefit of any individual other than an issue of JOSEPH at any time while any issue of JOSEPH is living, or may be paid to or applied for the benefit of any individual other than an issue of MORTON at any time while any issue of MORTON is living and no issue of JOSEPH is living, except as provided in subsection (2).

           (b) No portion of the Trust Fund of any Trust may be paid to or applied for the benefit of any Entity other than a Permitted Entity at any time while any issue of JOSEPH or MORTON is living.

           (c) Neither JOSEPH nor JOSEPH's estate may ever be the recipient of any portion of the Trust Fund of any Trust, individually or as guardian, conservator, committee, receiver, trustee, custodian under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act of any jurisdiction, or in any other capacity on behalf of any Person.

           (d) The date upon which any Trust terminates may not be later than the Perpetuities Date.

           (e) The definitions of the terms "Permitted Entity," "Permitted Trust," "issue" and "spouse" may not be changed.

           (f) The definition of the term "Perpetuities Date" may not be modified with respect to any particular Trust if the power to effect such modification would itself violate the rule against perpetuities applicable to such Trust at the time of such modification and may not be modified in any manner that would violate the rule against perpetuities applicable to such Trust at the time of such modification.

           (g) The definition of the terms "Independent Trustees" and "Related Person" may not be modified except to add to the class of Trustees who are not Independent Trustees.

           (h) The provisions of section (A) may not be changed.

           (i) The provisions of this section (B) may not be changed, except to further restrict the modification powers conferred upon the Independent Trustees.

           (j) The provisions of Article V may not be changed, except to further restrict the powers of the Trustees.

           (2) For purposes of subsection (1), a the grant of a power of appointment to an individual shall be deemed to be an application for the benefit of that individual.

           (3) Notwithstanding subsection (1), no modification power may be exercisable by the Independent Trustees if, or to the extent that, the possession of such power would result in the treatment of any of JOSEPH's transfers to the Trustees or to the trustees of any predecessor trust as incomplete for federal gift tax purposes or would cause any property so transferred to be included in JOSEPH's gross estate for federal estate tax purposes.

           (C) EXERCISE OF MODIFICATION POWER. Any modification authorized by this Article (i) shall be in writing, (ii) shall be signed and acknowledged by all of the Independent Trustees, (iii) shall state the date upon which it is to become effective, and (iv) shall be filed with the trust records maintained by the Trustees. Any modification may be revoked by unanimous consent of all of the Independent Trustees at any time prior to its effective date but only during a Modification Period, and, unless such modification specifically provides that it is to be irrevocable, at any time after its effective date during a Modification Period. Revocation of a modification (i) shall be in writing, (ii) shall be signed and acknowledged by all of the Independent Trustees then serving (whether or not they are the ones who made the modification), (iii) shall state the date upon which it is to become effective, and (iv) shall be filed with the trust records maintained by the Trustees. A copy of each modification and revocation of modification shall be delivered to each Trustee who is not an Independent Trustee.

           (D) RELEASE OR SUSPENSION OF MODIFICATION POWER. Even though the Independent Trustees' power of modification under this Article is a fiduciary power, the Independent Trustees may, at any time, completely (or partially) release the power or they may suspend it for a specific period of time. Any such release or suspension (i) shall be effected in the same manner as a revocation of a modification, as provided in section (C), (ii) shall be irrevocable, and
(iii) shall bind all Trustees serving at any time.

           (E) ADMINISTRATIVE AND TECHNICAL MODIFICATIONS. Notwithstanding any other provisions of this Article, the Independent Trustees of any Trust may modify the administrative and technical provisions of such Trust at any time or from time to time as they deem appropriate for the proper administration of such Trust, and may modify the provisions of Article III(E) as it applies to such

Trust at any time or from time to time as the Independent Trustees deem appropriate, taking into account the best interests of the beneficiaries of such Trust or any one or more of them. The authority to modify pursuant to this section may not be exercised in any manner that would alter any beneficial interest in any Trust (except that a modification of Article III(E) that might be deemed to be an alteration of a beneficial interest may nevertheless be made) or that would disqualify any Trust for an income or transfer tax deduction or exclusion for which it would otherwise qualify. Any modification authorized by this section: (i) shall be in writing signed and acknowledged by all of the Independent Trustees of the Trust to which such modification relates, (ii) shall state the time at which or the event upon which the modification is to be effective and (iii) shall be filed with the trust records maintained by the Trustees.


             VII. TRUSTEE DESIGNATIONS, RESIGNATIONS, AND REMOVALS

           (A) DESIGNATION OF ADDITIONAL AND/OR SUCCESSOR TRUSTEES. JOSEPH may, at any time or from time to time, designate additional and/or successor trustees of any Trust.

           (2) At any time or from time to time when JOSEPH is not living or is under a disability or has temporarily or permanently relinquished the power to designate trustees, the Trustees of any Trust may designate additional and/or successor trustees of such Trust.

           (B) PROCEDURE FOR DESIGNATING TRUSTEES. (1) Any designation authorized by section (A): (i) shall be in writing signed by all of those authorized to make such designation; (ii) shall state the time at which or the event upon which it is to be effective; (iii) shall state whether the designee is to serve as a co-trustee or as a successor trustee, and if more than one Person is designated as a successor trustee, the order of succession; and (iv) shall specify the commissions payable to the Persons designated if other than the commissions prescribed by law.

           (2) Except as provided in subsection (3), if inconsistent instruments of designation exist, the instrument that bears the most recent date and that makes an unrevoked designation shall govern.

           (3) Any instrument of designation made by JOSEPH pursuant to subsection (1) of section (A) may provide whether, and the extent to which, it may be superseded by a designation made by any other Person. Notwithstanding any other provision in this Article, no instrument of designation made by JOSEPH may be revoked or superseded by any other Person except to the extent authorized by JOSEPH pursuant to this subsection.

           (4) Except as otherwise provided in subsection (3) any instrument of designation may be revoked at any time, as to any designee who has not taken office (but not as to any designee who has), by the Person or Persons then entitled to make a designation. Such revocation shall be in writing. In case of such revocation a new designation may be made as specified above.

           (C) RESIGNATION OF TRUSTEES. Any Trustee of any Trust may resign as Trustee at any time by delivering a written notice of resignation: (i) to each Trustee of such Trust, or if there is none, to the next successor trustee of such Trust; and (ii) to JOSEPH, if then competent. The resignation shall take effect upon the date stated in the notice, whereupon all duties of the resigning Trustee shall cease, other than the duties to account and to transfer and deliver all property then held in the Trust to each remaining Trustee and/or successor trustee.

           (D) MANDATORY INELIGIBILITY. For all purposes of this Trust Agreement, (i) an individual who is under a disability shall be ineligible to serve as trustee of any Trust, and if already in office, shall be deemed to have resigned, and (ii) an individual who was the spouse of an issue of JOSEPH's mother and who ceases to be such spouse shall be ineligible to serve as trustee of any Trust, and if already in office, shall be deemed to have resigned.

           (E) POWERS OF SUCCESSOR TRUSTEES. All powers, authority and discretion herein granted to the Trustees shall pass to and be exercisable by each successor trustee (whether or not designated by instrument) when he, she or it becomes a Trustee. No Trustee shall be obliged to examine the accounts, records, and acts of any previous Trustee under the Trust Agreement or any allocations of receipts or disbursements as between principal and income made by any previous Trustee under the Trust Agreement.

           (F) ACCEPTANCE OF TRUSTEESHIP. Before taking office as Trustee, each Person other than the original Trustees shall accept the terms of this Trust Agreement and shall agree to act as trustee under this Trust Agreement by signing a written instrument to that effect. A Person shall be deemed to have taken office as a Trustee when he, she or it signs that instrument (but not before his, her or its designation is to take effect by its terms).

           (G) RECORDS OF TRUSTEES. Each instrument that designates a trustee under this Trust Agreement, that revokes or amends such a designation, that signifies a Person's acceptance of the office of trustee under this Trust Agreement, that removes a Trustee or that signifies a Trustee's resignation shall be filed with the trust records maintained by the Trustees and a copy of it shall be delivered to each co-Trustee, if any.

           (H) NO BOND. No bond (including any bond with respect to advance payment of commissions) or other security shall be required of any Trustee, any provision of law to the contrary notwithstanding.

                            VIII. ACTION BY TRUSTEES

           (A) DECLINING TO PARTICIPATE. Any Trustee, at any time or from time to time, may decline to participate in any one or more decisions to be made by the Trustees. Any such refusal shall be set forth in a written instrument signed by such Trustee or on his, her or its behalf and delivered to each other Trustee.

           (B) RELEASE OR SUSPENSION OF POWERS. Any Trustee, at any time or from time to time, may release or suspend for a specified period of time any power conferred on such Trustee under this Trust Agreement. Such release or suspension shall be irrevocable if the document by which the release or suspension is effected states that it shall be irrevocable and shall bind all of such Trustee's successors if such document states that it is intended to bind such successors. Any such release or suspension shall be effected by written instrument signed by the Trustee making the release or suspension and delivered to each other Trustee.

           (C) MAJORITY DECISIONS. (1) Except as otherwise provided, all decisions as to any Trust authorized or required to be made hereunder by the Trustees or by the Independent Trustees shall be made by a majority of the Trustees or Independent Trustees, as the case may be, of such Trust, who are not precluded by law or this Trust Agreement from making the decision and who have not declined to participate in the decision, but their ministerial duties (such as signing of checks, execution of brokerage transactions relating to securities or commodities, and execution of applications for life insurance) may be executed by any one Trustee.

           (2) Whenever a single Trustee is eligible to make a determination pursuant to any provision of this Trust Agreement, because the remaining Trustees are precluded by law or this Trust Agreement from making the determination or have declined to participate in the determination, all instruments and documents relating to such determination may be executed by the eligible Trustee alone, and no other Trustee need be notified in advance of such determination or need inquire into the propriety of the eligible Trustee's determination.

                    IX. LIABILITY AND INDEMNITY OF TRUSTEES

           (A) LIMITATION OF LIABILITY. Notwithstanding any contrary provision of law, no Trustee shall be liable to any Person having an interest in any Trust, to any third party, or to such Trust, individually or as Trustee, for any act taken or omitted in his or her capacity as Trustee unless such act or omission was made in bad faith and with full knowledge that such act or omission constituted a breach of his or her fiduciary obligations under this Trust Agreement. In particular, without limiting the foregoing, no Trustee shall be liable to any Person having an interest in any Trust, to any third party or to such Trust, individually or as Trustee, for any loss which may result from any investment of a character authorized hereunder, or its retention, unless it can be affirmatively shown that in making or retaining such investment the Trustees acted fraudulently in fact (as distinguished from any imputed, constructive or assumed fraud) or in deliberate, willful and intentional disregard of the interests of the beneficiaries of such Trust.

           (B) INDEMNIFICATION. Each Trust shall indemnify each Trustee of such Trust, individually and as Trustee, and hold him or her harmless from and against the risk of any loss, damage or expense (including fees and disbursements for legal services) which such Trustee may suffer, sustain, incur or be called upon to pay as a result of any action, proceeding, claim or demand being made or brought against such Trustee by reason of or relating to any act or omission, investment, collection or disbursement by the Trustees, or any one or more of them (other than an act or omission by such Trustee that is not protected from liability under section (A)) in connection with the administration, investment, or distribution of such Trust. A Trust that is required to indemnify a Trustee pursuant to the preceding sentence shall discharge the obligations of such indemnity immediately upon the occurrence of any such loss, damage or expense and shall pay to such Trustee, on demand, the expenses incurred by such Trustee in connection with any such action, proceeding, claim or demand in advance of its final disposition.

           (C) RETENTION OF COUNSEL. If any action, proceeding, claim or demand is asserted by any Person against any Trustee of any Trust, such Trustee may retain separate counsel (including any firm with which any Trustee is affiliated in any capacity) or other professional advisers to defend against such claim and may pay for such services out of the income or principal of such Trust.

           (D) APPLICATION TO REPRESENTATIVES OF A TRUSTEE. The provisions of this Article shall inure to the benefit of the heirs, Personal Representatives, administrators, representatives, successors and assigns of each Trustee.


                    X. DEFINITIONS AND RULES OF CONSTRUCTION

           (A) DEFINITIONS. For purposes of this Trust Agreement, the following terms shall have the following meanings:

           (1) "Beneficiaries": when capitalized, JOSEPH's Children living from time to time. The term "Beneficiary" refers to one of the Beneficiaries.

           (2) "Code": the Internal Revenue Code of 1986.

           (3) "competent": not under a disability, as determined in accordance with the provisions of section (C).

           (4) "Entity": any Person other than an individual.

           (5) "EPTL": the New York Estates, Powers and Trusts Law.

           (6) "generation" and "Inclusion Ratio": the same meanings as those ascribed to the terms "generation" and "inclusion ratio," respectively, in chapter 13 of the Code.

           (7) "Generation-Skipping Tax Exempt Trust": a Trust or trust the entire Trust Fund of which has an Inclusion Ratio of zero.

           (8) "Independent Trustees": at any particular time, the Trustees other than (a) JOSEPH, or (b) an issue of JOSEPH.

           (9) "issue": subject to the provisions of Article III(C) regarding adopted children, all descendants of any degree of the designated ancestor.

           (10) "JOSEPH": JOSEPH S. STEINBERG.

           (11) "JOSEPH's Children": JOSEPH's children, SARAH STEINBERG, PAUL STEINBERG and RACHEL STEINBERG.

           (12) "JOSEPH's issue": JOSEPH's Children and all issue (as defined in this section), of any of JOSEPH's Children living at any particular time.

           (13) "legal disability": an individual shall be deemed under a legal disability if he or she (i) is a minor, (ii) has been legally declared incompetent, or (iii) is an individual for whom a guardian, conservator or similar fiduciary (however denominated in the relevant jurisdiction) has been appointed.

           (14) "Modification Period": a time when JOSEPH is alive and competent.

           (15) "MORTON": JOSEPH's brother, MORTON M. STEINBERG.

           (16) "Permitted Entity": any Entity that is (i) a Permitted Trust or
(ii) an Entity all of the interests in which are owned entirely by one or more of JOSEPH's issue, at any time when any issue of JOSEPH is living, or by one or more of MORTON's issue, at any time when any issue of MORTON is living and no issue of JOSEPH is living, and/or one or more Permitted Trusts. For purposes of determining whether an interest in an Entity is owned entirely by one or more of JOSEPH's issue or MORTON's issue, as the case may be, and/or one or more Permitted Trusts, if an interest in an Entity (the "subsidiary Entity") is owned by another Entity (the "parent Entity"), the interest in the subsidiary Entity shall be treated as owned by the owner or owners of the parent Entity, and the ownership of any interest in the parent Entity by another Entity shall be similarly attributed until all ownership interests in the subsidiary Entity are established.

           (17) "Permitted Trust": a trust that (i) does not permit the trustees to make any payments to or applications for the benefit of any Person other than an issue of JOSEPH at any time while any issue of JOSEPH is living, an issue of MORTON at any time while any issue of MORTON is living and no issue of JOSEPH is living, or a Permitted Entity, (ii) if created by JOSEPH, is created prior to the execution of this Trust Agreement and (iii) has no terms which Article would not permit as the terms of the Trust. A trust which otherwise satisfies the requirements of the preceding sentence shall be deemed to be a Permitted Trust notwithstanding that any issue of JOSEPH or MORTON, as the case may be, has, or may in the discretion of a trustee be granted, a special or general power of appointment, whether exercisable during life or by Will or other instrument taking effect at death.

           (18) "Perpetuities Date": the date occurring twenty (20) years and eleven (11) months after the death of the last survivor of all of the issue of
(i) JOSEPH's's mother, and (ii) IRENEE duPONT (born December 21, 1876) late of the State of Delaware, who were living on July 19, 1979.

           (19) "Person": any individual, corporation, partnership, joint venture, joint-stock company, trust, limited liability company, unincorporated organization, government or political subdivision thereof or other entity.

           (20) "Personal Representatives": as to a particular individual, the Person or Persons, whether denominated as executors, administrators, personal representatives or otherwise, duly authorized to administer that individual's estate pursuant to that individual's Will in the jurisdiction in which such Will is admitted to original probate, or pursuant to the laws governing the administration of that individual's estate if he or she died without a Will.

           (21) "Related Person": as to an individual, a Person who is related or subordinate to such individual within the meaning of ss. 672(c) of the Code (determined as though such individual were the grantor, as that term is used in ss. 672(c) of the Code).

           (22) "SCPA": the New York Surrogate's Court Procedure Act.

           (23) "spouse": as to any individual, at any particular time, the person to whom such individual is married and with whom he or she is living, or, if he or she is not living, the person to whom he or she was married and with whom he or she was living at the time of his or her death, whether or not that person has remarried. For purposes of this subsection, (i) separation for reasons other than marital discord shall be ignored and (ii) an individual shall be deemed not to be married to the person to whom he or she is married (or was married at the individual's death) if either the individual or such person has instituted an action that seeks as its relief, in whole or in part, a legal separation or an annulment or termination of the marriage, and thereafter the individual has not given written notice to the Trustees that such person shall continue to be his or her spouse for purposes of this Trust Agreement. The Independent Trustees shall determine whether a person is or was an individual's spouse at any particular time and any such determination shall be binding and conclusive on all persons who in any way may be affected thereby.

           (24) "Trust Agreement": this instrument, as it may be modified from time to time pursuant to Article VI.

           (25) "Trust Fund": as to any Trust or trust, all property (principal plus accrued, accumulated and undistributed income) that, at any particular time, belongs to such Trust or trust, as the case may be.

           (26) "Trustees": each Trustee and all Trustees serving under this Trust Agreement at any given time.

           (27) "Trusts": all separate trusts held or to be held under this Trust Agreement at a particular time.

           (28) "Will": the Last Will and Testament of an individual, whenever executed, that is duly admitted to probate. (B) RULES OF CONSTRUCTION. For purposes of this Trust Agreement, the following rules of construction shall apply:

           (1) All references to a body of laws (such as the Code), to a body of regulations (such as the Treasury Regulations), or to any provision thereof, shall be deemed to refer to such body of laws, regulations or provision thereof, as the same may be amended from time to time, and shall be deemed to refer as well to any subsequent body of laws, regulations or provisions thereof enacted in its place.

           (2) Unless otherwise specifically provided, all references to Articles refer to Articles of this Trust Agreement, all references to sections refer to sections of the Article within which the reference occurs, and all references to subsections refer to subsections of the section within which the reference occurs.

           (3) Except where the context otherwise requires, (i) words importing the masculine or feminine gender include the other and the neuter, if appropriate, and (ii) words importing the singular number include the plural number and vice versa.

           (4) A document shall be deemed to have been delivered to a Person at such time as it is actually received by such Person.

           (5) The titles of Articles and headings of sections contained in this Trust Agreement are included solely for purposes of identification, and shall not be used to construe any provision contained in this Trust Agreement or for any other reason.

           (C) DETERMINATION OF DISABILITY. Except as is otherwise specifically provided in this Trust Agreement, an individual shall be deemed under a disability or to have suffered a disability (i) if and for so long as such individual lacks sufficient understanding or capacity to make and communicate decisions about his or her property, his or her business affairs or matters concerning a Trust in or over which he or she holds an interest or power, (ii) if such individual is under a legal disability, as defined in this Article, or

(iii) if the individual has disappeared, is unaccountably absent, or is being detained under duress in such manner as to be unable effectively and prudently to attend to his or her financial interests.

           (2) The existence of a disability described in clause (i) of subsection (1) shall be established by the written opinion of two licensed physicians or psychiatrists that a disability (as defined in clause (i)) exists. The licensed physicians or psychiatrists shall be designated by the following Persons other than the individual whose disability is being determined: the Trustees then in office, if any; or if none, the next successor Trustee or Trustees, if any; or if none, the Beneficiaries who are then living and competent.

           (3) In determining whether a disability described in clause (i) of subsection (1) exists, the physicians or psychiatrists selected may rely on such information and observation as they deem appropriate for the limited purposes expressed in clause (i) of subsection (1), and they need not (but may) request a personal examination of the individual whose disability is being determined or an examination of his or her individually identifiable health information or other medical records in the manner required by the Health Insurance Portability and Accountability Act of 1996. Notwithstanding any other provision of this Trust Agreement, an individual who refuses to submit to such a personal examination or to authorize the use and disclosure of his or her individually identifiable health information or other medical records within ten (10) business days after receipt of written request therefor shall be deemed to be under a disability, without regard to his or her actual mental condition, and, if a Trustee, shall be deemed to have resigned.

           (4) The existence of a disability described in clause (iii) of subsection (1) shall be determined by the following Persons other than the individual whose disability is being determined: the Trustees then in office, if any; or if none, the next successor Trustee or Trustees, if any; or if none, the Beneficiaries who are then living and competent.

           (5) No Trustee shall have a duty to institute an inquiry into the possible existence of a disability described in clause (i) or clause (iii) of subsection (1), but the expense of an inquiry into the existence of a disability reasonably instituted by any Person authorized under subsection (1) to make such determination, or authorized under subsection (1) to designate the physicians or psychiatrists who will make such determination, shall be paid from the Trust Fund of the Trust for which such determination is made (ratably, if more than one). Any determination (or decision not to make a determination) made by a Trustee in good faith pursuant to this section shall be final.

           (D) GOVERNING LAW. Except as otherwise validly elected pursuant to
Article IV(B)(13), all questions pertaining to the validity, construction and administration of this Trust Agreement and the Trusts shall be determined in accordance with the laws of the State of New York in effect from time to time.

           (E) SEVERABILITY. If any provision of this Trust Agreement or the application thereof to any Person or circumstance shall be determined to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

           (F) EFFECTIVE DATE. This Trust Agreement, and the Trusts, shall become effective immediately upon the execution of this Instrument by the last signatory hereto.

           (G) COUNTERPARTS. This Instrument may be executed in counterparts, which, taken together, shall constitute the original.

           IN WITNESS WHEREOF, each of the parties hereto has signed this Instrument on the date set forth next to his or her name below.



Dated:                  , 2004
      ------------------                 --------------------------------------
                                         DIANE H. STEINBERG


Dated:                  , 2004
      ------------------                 --------------------------------------
                                         MORTON M. STEINBERG


Dated:                  , 2004
      ------------------                 --------------------------------------
                                         JOSEPH S. STEINBERG


Dated:                  , 2004
      ------------------                 --------------------------------------
                                         JEFFREY C. KEIL

STATE OF       )
               ) ss.:
COUNTY OF      )


           On the day of , 2004, before me, the undersigned, a Notary Public in and for said State, DIANE H. STEINBERG, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, personally appeared and acknowledged to me that she executed the same, and that by her signature on the instrument, she executed the instrument.



                                                ------------------------------
                                                Notary Public

STATE OF       )
               ) ss.:
COUNTY OF      )


           On the day of , 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared MORTON M. STEINBERG, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                ------------------------------
                                                Notary Public

STATE OF       )
               ) ss.:
COUNTY OF      )


           On the day of , 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared JOSEPH S. STEINBERG, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                ------------------------------
                                                Notary Public



STATE OF       )
               ) ss.:
COUNTY OF      )


           On the day of , 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared JEFFREY C. KEIL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                ------------------------------
                                                Notary Public